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PECO Post-2010 Procurement Plan
Day-ahead hourly priced service; 1-year fixed
price optional service from 1/1/11 to 12/31/11
85% full requirements with 1-year term; 15% full
requirements spot
90% full requirements with 1-year  terms (70%)
and 2-year (20%) terms; 10% full requirements
spot
75% full requirements with 1-year terms (30%)
and 2-year terms (45%); 20% energy block and
5% spot
Products
Large Commercial & Industrial
(peak demand >500 kW)
Medium Commercial
(peak demand between 100 and
500 kW)
Small Commercial
(peak demand <100 kW)
Residential
Procurement Class
Note: Parties agreed to a load cap limitation such that a single supplier shall provide no more than 65% of the load of a procurement class.
Exhibit 99.2

Product Details
80 3 Months Winter On-Peak (5 X 16) (Dec, Jan, Feb)
130 3 Months Summer On-Peak (5 X 16) (June, July, Aug)
160
100
50
12 months
24 months
60 months
Baseload (24 X 7)
MW Duration Residential Forward Energy Block Products
49.21 4.47% 19 935.00 1,100.00 Medium Commercial
TBD
1,249.20
2,372.25
Fixed-Price
PLC (MW)
TBD
1,388.00
3,163.00
Total PLC
(MW)
TBD
25
47
Fixed-Price
Tranches
TBD TBD Large Commercial &
Industrial
49.97 3.60% Small Commercial
50.47 1.60% Residential
Fixed Price
MW-Measure
Fixed-Price
Tranche Size
Procurement Class
55.00 5.00% 3 165.0 1,100.00 Medium Commercial
TBD
138.8
Spot-Price
PLC (MW)
TBD
1,388.00
Total PLC
(MW)
TBD
3
Spot-Price
Tranches
TBD TBD Large Commercial &
Industrial
46.27 3.33% Small Commercial
Spot Price
MW-Measure
Spot-Price
Tranche Size
Procurement Class
Note 1. PLC refers to the  Peak Load Contribution effective 6/1/2008 for the  PECO system in accordance with PJM
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